Exhibit 99.1

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf  of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares of Talend S.A. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2017.

Dated: February 14, 2017	Bpifrance Participations S.A.

	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO

Dated: February 14, 2017	FPCI ETI 2020

	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO of ETI 2020’s management company (Bpifrance Investissement S.A.S.)

Dated: February 14, 2017	Bpifrance Investissement S.A.S.

	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO

Dated: February 14, 2017	Caisse des Dépôts et Consignations
	By:	/s/ Joel Prohin
	Name:	Joel Prohin
	Title:	Director of asset management

Dated: February 14, 2017	Epic Bpifrance

	By:	/s/ Sophie Paquin
	Name:	Sophie Paquin
	Title:	Director of Legal Affairs

Dated: February 14, 2017	Bpifrance S.A.

	By:	/s/ Nicolas Dufourcq
	Name:	Nicolas Dufourcq
	Title:	CEO